As filed with the Securities and Exchange Commission on August 11, 1999 Registration No. 333-74643

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

WELLS FARGO & COMPANY
(formerly named Norwest Corporation)
(Exact name of registrant as specified in its charter)
           Delaware                         6712                 41-0449260
State or other jurisdiction of  (Primary Standard Industrial  I.R.S. Employer
incorporation or organization)  Classification Code Number   Identification
No.)
                                    420 Montgomery Street
                              San Francisco, California 94163
                                        415-477-1000
                (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                     Stanley S. Stroup
                       Executive Vice President and General Counsel
                                   Wells Fargo & Company
                                   420 Montgomery Street
                               San Francisco, California 94163
                                        415-396-6019
                   (Name, address, including zip code, and telephone
                    number, including area code, of agent for service)
                                         Copy to:
                                     Robert J. Kaukol
                                  Wells Fargo & Company
                               1050 17th Street, Suite 120
                                 Denver, Colorado 80265
                                      303-899-5802

              Wells Fargo & Company Tax Advantage and Retirement Plan
                                 (Full title of plan)

                              Deregistration of Securities

     The Registrant is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (SEC File No. 333-74643) to deregister all securities registered pursuant to such Registration Statement that are unissued as of the date this Post-Effective Amendment No. 1 is filed.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 11, 1999.


                                 WELLS FARGO & COMPANY

                                 By: /s/ Richard M. Kovacevich
                                         Richard M. Kovacevich
                                         President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed on August 11, 1999 by the following persons in the capacities indicated:

  /s/ Richard M. Kovacevich          President and Chief Executive Officer
      Richard M. Kovacevich          (Principal Executive Officer)

  /s/ Rodney L. Jacobs               Vice Chairman and Chief Financial Officer
      Rodney L. Jacobs               (Principal Financial Officer)

  /s/ Les L. Quock                   Senior Vice President and Controller
      Les L. Quock                   (Principal Accounting Officer)

LES BILLER              )
J.A. BLANCHARD III      )
DAVID A. CHRISTENSEN    )
SUSAN E. ENGEL          )
PAUL HAZEN              )
WILLIAM A. HODDER       )
RODNEY L. JACOBS        )
REATHA CLARK KING       )
RICHARD M. KOVACEVICH   )                   A majority of the
RICHARD D. McCORMICK    )                   Board of Directors*
CYNTHIA H. MILLIGAN     )
BENJAMIN F. MONTOYA     )
IAN M. ROLLAND          )
MICHAEL W. WRIGHT       )

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                     /s/ Richard M. Kovacevich
                                         Richard M. Kovacevich
                                         Attorney-in-Fact